Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 1700 K Street NW Fifth Floor Washington, D.C. 20006-3817 o: 202.973.8800 F: 866.974.7329

IonQ, Inc.

4505 Campus Drive

College Park, Maryland 20740

Re:	Registration Statement on Form S-3ASR

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3ASR (File No. 333-285279) (the “Registration Statement”), filed by IonQ, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on February 26, 2025 and the prospectus supplement dated August 28, 2025 (the “Prospectus Supplement”) in connection with the proposed offer and sale by the selling stockholders (the “Selling Stockholders”), from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Act”), as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the Prospectus Supplement, of up to an aggregate of 12,377,433 shares of the Company’s common stock, $0.0001 par value per share (the “Shares”).

We have examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (d) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (e) that the Shares will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus Supplement; and (f) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Based on such examination, we are of the opinion that:

1.With respect to the Shares to be offered pursuant to the Prospectus Supplement, such Shares have been duly authorized and are validly issued, fully paid and nonassessable.

Our opinion that any document is legal, valid and binding is qualified as to:

(a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally;

(b) rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

AUSTIN BOSTON BOULDER BRUSSELS HONG KONG LONDON LOS ANGELES NEW YORK PALO ALTO

SALT LAKE CITY SAN DIEGO SAN FRANCISCO SEATTLE SHANGHAI WASHINGTON, DC WILMINGTON, DE

IonQ, Inc.

August 28, 2025

(c) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, whether considered in a proceeding in equity or at law.

We express no opinion as to the laws of any other jurisdiction, other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

* * *

IonQ, Inc.

August 28, 2025

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K filed by the Company with the Commission on the date hereof and to the use of our name wherever it appears in the Prospectus Supplement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati, P.C.
WILSON SONSINI GOODRICH & ROSATI
Professional Corporation